Exhibit 10.18

K12 INC. STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (the “Grant Notice”) which is governed by this Stock Option Agreement (this “Agreement”), K12 Inc., a Delaware corporation (the “Company”), by the Compensation Committee of its Board of Directors (the “Administrator”), has granted to the Participant an Option under the Company’s 2007 Equity Incentive Award Plan, as amended (the “Plan”) to purchase the number of shares of Stock indicated in the Grant Notice.

ARTICLE I.
GENERAL

1.1          Defined Terms.  Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

1.2          Incorporation of Terms of Plan.  The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.
GRANT OF OPTION

2.1          Grant of Option.  In consideration of the Participant’s employment with or service to the Company or a Parent or Subsidiary and for other good and valuable consideration, effective as of the Date of Grant set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to the Participant the Option to purchase any part or all of an aggregate of the number of shares of Stock set forth in the Grant Notice, upon the terms and conditions set forth in the Plan, the Grant Notice and this Agreement.

2.2          Exercise Price.  The exercise price of the shares of Stock subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the price per share of the shares of Stock subject to the Option shall not be less than 100% of the Fair Market Value of a share of Stock on the Grant Date.

2.3          Consideration to the Company.  In consideration of the grant of the Option by the Company, the Participant agrees to render faithful and efficient services to the Company or any Parent or Subsidiary.  Nothing in the Plan, the Grant Notice, or this Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or any Parent or Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Parent or Subsidiary, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Parent or Subsidiary and the Participant.

ARTICLE III.
PERIOD OF EXERCISABILITY

3.1          Commencement of Exercisability.

(a)           Subject to Sections 3.2, 3.3, 5.8 and 5.10, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b)           No portion of the Option which has not become vested and exercisable at the date of the Participant’s Termination of Service shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and the Participant.

(c)           Acceleration of Vesting.  Notwithstanding Sections 3.1(a) and 3.1(b) hereof, if: (i) the Participant dies or incurs a Termination of Service due to the Participant’s Disability; or (ii) the Participant’s employment with the Company or one of its Subsidiaries is terminated  by the Company or a successor corporation in anticipation of or within eighteen (18) months after the effective date of a Change in Control, subject to contractual arrangements that may differ, the Award shall accelerate, become fully vested and exercisable and any Restrictions shall lapse as of immediately prior to the date of the Participant’s Termination of Service. For the purposes of this Agreement, such Termination of Service shall include “Constructive Termination” which shall mean a termination invoked by a Participant at the Executive Vice President level or above, but which in fact is induced without Cause by the Company following a Change in Control. Without limiting the generality of the foregoing sentence, a Constructive Termination shall include: (i) a material diminution in the Participant’s job description, employment responsibilities or authority, title or reporting relationship; (ii) any reduction in Participant’s base salary or bonus potential; or (iii) a change in the location of a Participant’s principal place of business outside a 40-mile radius, unless the Participant already resides outside of such 40-mile radius.

3.2          Duration of Exercisability.  The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative.  Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3.

3.3          Expiration of Option.  The Option may not be exercised to any extent by anyone after the first to occur of the following events (provided that no portion of the Option may be exercised unless it is vested and exercisable in accordance with the terms of this Agreement):

(a)           The expiration of eight years from the Grant Date;

(b)           The expiration of six months from the date of the Participant’s Termination of Service by reason of the Participant’s death or Disability; or

(c)           The expiration of three months from the date of the Participant’s Termination of Service for any reason not provided in Sec. 3.3(b).

ARTICLE IV.
EXERCISE OF OPTION

4.1          Person Eligible to Exercise.  Except as provided in Section 5.2(b), during the lifetime of the Participant, only the Participant may exercise the Option or any portion thereof.  After the death of the Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by the Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

4.2          Partial Exercise.  Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3.

4.3          Manner of Exercise.  The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Controller of the Company (or any third party administrator or other person or entity designated by the Company) of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3:

(a)           An exercise notice in a form specified by the Administrator substantially similar to Exhibit A attached hereto, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;

(b)           The receipt by the Company of full payment for the shares of Stock with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4;

(c)           Any other written representations as may be required in the Administrator’s reasonable discretion to evidence compliance with the Securities Act of 1933 or any other applicable law, rule, or regulation; and

(d)           In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

4.4          Method of Payment.  Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Participant, subject to Section 15.3 of the Plan:

(a)           Cash;

(b)           Check;

(c)           Delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale; or

(d)           With the consent of the Administrator, surrendered shares of Stock issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the shares of Stock with respect to which the Option or portion thereof is being exercised.

4.5          Conditions to Issuance of Stock Certificates.  The shares of Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares of Stock or issued shares of Stock which have then been reacquired by the Company.  Such shares of Stock shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any shares of Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the conditions set forth in the Plan and the receipt by the Company of full payment for such shares of Stock, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4, subject to Section 15.3 of the Plan.

4.6          Rights as Stockholder.  The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Stock purchasable upon the exercise of any part of the Option unless and until such shares of Stock shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Stock are issued, except as provided in Article 11 of the Plan.

ARTICLE V.
OTHER PROVISIONS

5.1          Administration.  The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons.  No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Grant Notice, this Agreement or the Option.

5.2          Option Generally Not Transferable.

(a)           Neither the Option nor any interest or right therein shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 5.2 (c).

(b)           Unless transferred to a permitted transferee in accordance with Section 5.2(c), during the lifetime of Participant, only Participant may exercise the Option or any portion thereof.  After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

(c)           Notwithstanding any other provision in this Agreement, with the consent of the Administrator, the Option may be transferred to, exercised by and paid to one or more permitted transferees, subject to the terms and conditions set forth in Section 10.3 of the Plan.  Subject to such conditions and procedures as the Administrator may require, a permitted transferee may exercise the Option or any portion thereof during the Participant’s lifetime.

5.3          Adjustments.  The Participant acknowledges that the Option is subject to modification and termination in certain events as provided in this Agreement and Article 11 of the Plan.

5.4          Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Controller of the Company at the address given beneath the signature of the Company’s authorized officer on the Grant Notice, and any notice to be given to Participant shall be addressed to Participant at the address given beneath Participant’s signature on the Grant Notice.  By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to that party.  Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 by written notice under this Section 5.4.  Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.5          Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.6          Governing Law; Venue.  The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.  The Participant and the Company irrevocably submit to the exclusive jurisdiction of (i) the United States District Court for the Eastern District of Virginia and (ii) the courts of the Commonwealth of Virginia for the purposes of any suit, action or other proceeding arising out of this Agreement or the Plan.  The Participant and the Company agree to commence any such action, suit or proceeding either in the United States District Court for the Eastern District of Virginia or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the courts of the Commonwealth of Virginia.  The Participant and the Company further agree that service of any process, summons, notice or document by U.S. registered mail to the other party’s address set forth below shall be effective service of process for any action, suit or proceeding in the Commonwealth of Virginia with respect to any matters to which the Participant and the Company have submitted to jurisdiction in this Section 5.6.  The Participant and the Company irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Plan in (A) the United States District Court for the Eastern District of Virginia or (B) the courts of the Commonwealth of Virginia, and hereby and thereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

5.7          Conformity to Securities Laws.  The Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934 (“Exchange Act”) and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.8          Amendments, Suspension and Termination.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely effect the Option in any material way without the prior written consent of the Participant.

5.9          Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth in Section 5.2, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

5.10        Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.11        Entire Agreement.  The Plan, the Grant Notice and this Agreement (including all exhibits thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

Exhibit A

EXERCISE NOTICE

K12 Inc.
2300 Corporate Park Drive
Herndon, VA 20171

Attention:

(a)           Exercise of Option.  Effective as of today,              , 20  , the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase           shares of common stock (the “Shares”) of K12 Inc. (the “Company”) under and pursuant to the K12 Inc. 2007 Equity Incentive Award Plan, as amended (the “Plan”) and the Stock Option Grant Notice and Stock Option Agreement dated             ,      (the “Option Agreement”).

(b)           Delivery of Payment.  Optionee herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.

(c)           Representations of Optionee.  Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

(d)           Rights as Shareholder.  Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company and the issuance of certificates representing such Shares), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares underlying the Option, notwithstanding the exercise of the Option.  The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised in accordance with the Option Agreement.  No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance.

(e)           Tax Consultation.  Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares.  Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

(f)            Successors and Assigns.  The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company.  This Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

(g)           Entire Agreement.  The Plan and the Option Agreement are incorporated herein by reference.  This Exercise Notice, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

Submitted by:
OPTIONEE:

Signature

Print Name

Address:

Accepted by:
K12 Inc.:

By:
Title:

Date Received